THE SAINT JAMES COMPANY

                                  Balance Sheet

---------------------------------------------------------------
                                      Three Months   Six Months
                        Year Ended    Ended          Ended
                        December 31,  March 31,      June 30,
                        1998          1999           1999
----------------------  ------------  ------------  ------------
Assets
----------------------  ------------  ------------  ------------
Current Assets
----------------------  ------------  ------------  ------------
     Property
     Plant
     Equipment                  0             0             0
----------------------  ------------  ------------  ------------
Total Assets                    0             0             0
======================  ============  ============  ============
Liabilities and
Shareholders' Equity
----------------------  ------------  ------------  ------------
Current Liabilities
----------------------  ------------  ------------  ------------
Accrued Interest
Payable                     1,115.67        278.92        557.84
----------------------  ------------  ------------  ------------
Total Current
Liabilities                 1,115.67        278.92        557.84
----------------------  ------------  ------------  ------------
Interest Payable            6,392.06      7,507.73      7,507.73
----------------------  ------------  ------------  ------------
Judgments Payable          11,156.78     11,156.78     11,156.78
----------------------  ------------  ------------  ------------
Total Long Term
Liabilities                17,548.84     18,664.51     18,664.51
----------------------  ------------  ------------  ------------
Total Liabilities          18,664.51     18,943.43     19,222.35
----------------------  ------------  ------------  ------------
Shareholders' Equity
----------------------  ------------  ------------  ------------
Common Stock                9,977         9,977         9,977
----------------------  ------------  ------------  ------------
Paid-In Capital
In Excess of Par Value  3,460,568.00  3,460,568.00  3,460,568.00
----------------------  ------------  ------------  ------------
Sub-Total               3,461,567.00  3,461,567.00  3,461,567.00
----------------------  ------------  ------------  ------------
Retained Earnings
----------------------  ------------  ------------  ------------
Retained Earnings,
Restricted                (11,156.75)   (11,156.75)   (11,156.75)
----------------------  ------------  ------------  ------------
Retained Earnings,
(Deficit)              (3,469,074.73)(3,469,353.65)(3,469,632.57)
----------------------  ------------  ------------  ------------
Total Retained
Earnings               (3,480,231.48)(3,480,510.40)(3,480,789.32)
----------------------  ------------  ------------  ------------
Total Shareholders'
Equity                   (18,664.48)    (18,943.40)   (19,222.32)
======================  ============  ============  ============
                              $0             $0            $0
----------------------  ------------  ------------  ------------

*See report and footnotes following tables.

                             THE SAINT JAMES COMPANY

                                Income Statement

---------------------------------------------------------------------
                      Year Ended     Three Months     Six Months
                      December 31,   Ended March 31,  Ended June 30,
                      1998           1999             1999
------------------  ---------------  ---------------  ---------------
Revenues                    0               0                0
------------------  ---------------  ---------------  ---------------
Operating Expenses
------------------  ---------------  ---------------  ---------------
Interest Expense        1,115.67          278.92           278.92
------------------  ---------------  ---------------  ---------------
Total Operating
Expense                 1,115.67          278.92           278.92
------------------  ---------------  ---------------  ---------------
Net Income (Loss)      (1,115.67)        (278.92)         (278.92)
------------------  ---------------  ---------------  ---------------
Earnings Per Share        Nil              Nil              Nil
---------------------------------------------------------------------


*See report and footnotes following tables.

                             THE SAINT JAMES COMPANY

                               Cash Flow Statement

------------------------------------------------------------------------
                         Year Ended     Three Months      Six Months
                         December 31,   Ended March 31,   Ended June 30,
                         1998           1999              1999
---------------------  ---------------  ---------------  ---------------
Cash Flows from
Operating
Activities
---------------------  ---------------  ---------------  ---------------
Net Income (Loss)         (1,115.67)         (278.92)         (278.92)
---------------------  ---------------  ---------------  ---------------
Adjustment to
Reconcile
Net Income (Loss)
to Net Cash
Provided by
Operating
Activities                     0                0                0
---------------------  ---------------  ---------------  ---------------
Cash Flow
Provided from
Operating
Activities                (1,115.67)         (278.92)         (278.92)
---------------------  ---------------  ---------------  ---------------
Cash Flows From
Investing
Activities                     0                0                0
---------------------  ---------------  ---------------  ---------------
Cash Flow From
Financing
Activities
---------------------  ---------------  ---------------  ---------------
     Interest Payable      1,115.67           278.92           278.92
---------------------  ---------------  ---------------  ---------------
Cash Flow
Provided From
Financing
Activities                     0                0                0
---------------------  ---------------  ---------------  ---------------
Net Increase
(Decrease) to Cash             0                0                0
---------------------  ---------------  ---------------  ---------------
Cash at the
Beginning of
     The Period                0                0                0
---------------------  ---------------  ---------------  ---------------
Cash at the End of
the Period                     0                0                0
---------------------  ---------------  ---------------  ---------------


*  See reports and footnotes following tables.

                             THE SAINT JAMES COMPANY
                           Retained Earnings Statement

--------------------------------------------------------------------------
                      Year Ended       Three Months        Six Months
                      December 31,     Ended March 31,     Ended June 30,
                      1998             1999                1999
-----------------  -----------------  -----------------  -----------------
Balance Beginning
of Period, Before
Restricted           (3,467,959.06)     (3,469,074.73)     (3,469,353.65)
-----------------  -----------------  -----------------  -----------------
Net Income (Loss)        (1,115.67)           (278.92)           (278.92)
-----------------  -----------------  -----------------  -----------------
Sub-total            (3,469,074.73)     (3,469,353.65)     (3,469,632.57)
-----------------  -----------------  -----------------  -----------------
Retained Earnings
Restricted              (11,156.75)        (11,156.75)        (11,156.75)
-----------------  -----------------  -----------------  -----------------
Balance End of
Period               (3,480,231.48)     (3,480,789.32)     (3,480,789.32)
-----------------  -----------------  -----------------  -----------------

*  See report and footnotes following tables.

                             THE SAINT JAMES COMPANY
                          Notes to Financial Statements

Note A:   Summary of Significant Accounting Policies

     Nature of Operations
     --------------------

     The principal purpose of the company is to design, manufacture, sell and service equipment and systems for the treatment of contaminated insoluble organic solid materials. The Company has developed and marketed ozone technologies.

     Property, Plant and Equipment
     -----------------------------

     Property, plant and equipment have been recorded at cost and/or development cost. Components which were no longer used in testing and marketing processes were removed from property, plant and equipment and written off as a loss.

     Depreciation
     ------------

     Depreciation was computed on the straight line method for financial statement purposes and the accelerated method for income tax purposes over the estimated useful lives of the assets.

     Research and Development Costs
     ------------------------------

     Research and development costs were expensed as incurred.

     Income Taxes
     ------------

     No provision for income taxes, either accrued or deferred, have been reported in the financial statements because the Company has incurred only net operating losses.

     Earnings (losses) Per Share
     ---------------------------

     The weighted average of shares outstanding method is used in calculating earnings (losses) per share.

Note B:   Organization of Company

     Chem-Waste Corporation was incorporated on January 10, 1984, under the laws of the State of North Carolina. The charter authorized 20,000,000 share of common stock with a par value of $1.00 per share.

     On July 19, 1984, the name of the Company was changed to Radiation Disposal Systems, Inc., by amendment to the Charter of Incorporation in the State of North Carolina.

     On September, 13, 1984, the Company was authorized by amendment to the Articles of Incorporation 1,500,000 preferred stock, nonvoting, noncumulative, $.50 par value per share, 10% noncumulative dividend, callable at 105% of par value, and convertible into common stock on a share for share basis. The amendment of articles granted the issuance of warrants.

     On October 9, 1984, the Company was authorized by amendment to the Articles of Incorporation to change the par value of the common stock from $1.00 per share to $.001 per share.

     In January 1985, the Company conducted a public offering of 2,700,000 common shares for $1.25 per share. The underwriter was given warrants which are exercisable over a four year period beginning June 1986, to purchase 270,000 common stock shares at $1.50 per share.

     In June 1987, 100,000 preferred stock shares were converted to common stock shares on a share for share basis.

     In August 1987, 550,000 preferred stock shares were converted to common stock shares on a share for share basis.

     On July 1, 1988, the articles were amended for denial of presumptive rights, "The Shareholders of the Corporation shall have no presumptive rights to acquire additional or treasury shares of the Corporation."

     In July and September 1988, the warrants were exercised at $1.50 per share for common stock.

     On July 14, 1990, the Articles of Incorporation of the Company were amended by adding a new Article designed as Article X, to read as follows:

                                    Article X

        To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company, its shareholders or otherwise for monetary damages for breach of his duty as a director. Any repeal or modification of this Article X shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal of modification. On September 21, 1998, 10,000,000 shares of Radiation Disposal Systems, Inc., were traded for 1,000,000 authorized shares of Asset Technology International, Inc. The shares of Technology International, Inc., were canceled. At the time of the stock exchange, Technology International, Inc., had no assets, liabilities or capital. The company was completely dormant.

     On October 13, 1998, The Saint James Company was incorporated under the laws of the State of Delaware. The purpose of the Corporation shall be to engage in any lawful activities.

     In November 1998, Radiation Disposal Systems, Inc., exchanged all of its outstanding shares with The Saint James Company. The effect is to change the name of Radiation Disposal Systems, Inc., into The Saint James Company, and to change the domicile from the State of North Carolina to the State of Delaware.

     On November 19, 1998, Radiation Disposal Systems, Inc., was granted an increase from 20,000,000 common shares par value $.001 authorized to 50,000,000 common shares when authorized par value $.001.

     On November 19, 1998, the Articles of Incorporation were amended to allow for a 20-1 reverse split of the common stock for Radiation Disposal Systems, Inc.

Note C:   Accrued Interest Payable and Interest Payable

     The Company has two judgments against it (See Note D) that require interest to be paid on those judgments. The accrued interest payable represents the current year or period interest owed. The interest payable represents interest owed from prior years that has not been paid.

Note D:   Judgments Payable (Litigation)

     Thomas Publishing Company holds a consent judgment dated May 5, 1995. The date of the interest as stated in the judgment is to start December 13, 1993.

         Sum of Judgment, 18% per annum                     $ 3,265.00
         Interest prior to December 13, 1993                $ 1,450.00
         Collection cost, 8% per annum                      $ 1,178.78
         -------------------------------------------------------------
         Total                                              $ 5,893.78

     McKinney & Moore, Inc., on February 13, 1993, received a judgment against the Company.

         Judgment, 10% per annum                            $ 3,802.00
         Attorney's fees, 10% per annum                     $ 1,250.00
         Prejudgment, 10% per annum                         $   211.00
         Total                                              $ 5,263.00
         -------------------------------------------------------------
         Total of judgments                                 $11,156.78

Note E:   Capital Stock

     December 31, 1998 and March 31, 1999 and June 30, 1999

---------------------------------  ---------------------------------
Preferred Stock, $.01 par
value per share, 500,000
shares authorized.  No shares
issued and outstanding.                           0
---------------------------------  ---------------------------------
Common Stock, authorized
50,000,000 shares with par
value of $.001 per share,
9,977,495 common shares
issued and outstanding                       $9,977
---------------------------------  ---------------------------------


Note F:   Retained Earnings Restricted

     Retained earnings restricted represents the total judgments held against the Company. See Note D.

Note G:   Prior Period Adjustments

     Prior period adjustments as shown on the statement of cash flows and the retained earnings statement represents changes to financial statements provided by the Company for audit.

Note H:   Going Concern

     As shown on the financial statements, the Company has incurred losses of $3,467,959 from inception to June 30,1999. The ability of the Company to continue as a going concern is dependent upon the success of the plan to raise capital by a merger with another profitable company. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.